Exhibit 10.16

                                 LOAN AGREEMENT

         This Loan Agreement (this "Agreement") is entered into effective as of the 12th day of March, 2004, by and between FORELAND CORPORATION, a Nevada corporation whose principal office is in Amarillo, Texas ("Borrower"), and RIATA ENERGY, INC., a Texas corporation ("Lender").

                                   WITNESSETH:

         In consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

                                    SECTION I
                                    THE LOAN

         1.1 The Loan. Lender, upon the terms and subject to the conditions hereinafter set forth and on the date of this Agreement, agrees to make advances to Borrower from time to time during the period from the date of this Agreement to June 11, 2004, in the aggregate principal amount not to exceed $150,000 (the "Loan").

         1.2 Purpose of the Loan. The purpose of the Loan is to provide operating funds to Borrower. Borrower agrees that the proceeds of the Loan will be used only for the payment of operating expenses incurred in the ordinary course of business which includes payment of professional fees, salary obligations (including accrued but unpaid salary expenses), governmental fees, filing fees, and other expenses incurred by Borrower in the ordinary course of business. Prior to the first advance hereunder, Borrower will provide an operating expense budget (the "Operating Budget") to provide detail of the anticipated use of advances to be made by Lender.

         1.3 Advances. From time to time Bruce Decker, in his capacity as President of Borrower, shall submit an application for an advance to Lender. Upon receipt of an application for an advance, Lender shall make the advance to Borrower if the Borrower has complied with the terms of this Agreement. Advances are subject to the following limitations and conditions:

                  a. A written application for advance shall be submitted not more frequently than monthly and shall detail the operating expenses that will be paid with the requested advance of loan proceeds;

                  b. The Lender has no obligation to make advances if the requested advance would cause Borrower to exceed the budgeted amount for any budget item under the Operating Budget by more than ten percent (10%); and

                  c. The Lender has no obligation to make advances unless and until the conditions precedent set forth below have been satisfied.

         1.4 Limitation on Aggregate Amount of Advances. In no event shall Lender be required to make any advance if the making of such advance would cause the Loan to exceed $150,000.00 or cause Lender to violate any law, rule, or regulation to which Lender is subject limiting the amount that may be advanced by Lender as contemplated in this Agreement.

         1.5 The Note.

                  a. The Loan shall be evidenced by and repaid with interest in accordance with, a Promissory Note (the "Note") of even date herewith in the principal amount of up to $150,000.00, with an interest rate equal to the prime rate of interest published by The Wall Street Journal plus 2% per annum, executed by Borrower, payable to the order of Lender, and maturing on June 11, 2004.

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                  b. The records of Lender shall be prima facie evidence of the amount owing on the Note.

         1.6 Prepayment. Borrower may prepay the Note in full or in part without penalty at any time prior to maturity.

         1.7 Security.

                  a. The Note shall be secured by a Security Agreement (the "Security Agreement") of even date herewith, by and between Lender and Borrower that creates a security interest in (i) all of Borrower's right, title, and interest in and to all of Borrower's intellectual property including specifically Borrower's files, records, and documents relating to the geophysical properties of the State of Nevada (collectively, "Borrower's Database"), (ii) all of Borrower's right, title and interest in and under leases, rental agreements, contract rights and chattel paper (collectively, the "Contracts"), (iii) all equipment, fixtures and personal property owned by Borrower and covered under the Contracts, and (iv) all revenue generated by Borrower from Borrower's Database including all accounts, accounts receivable, notes receivable, general intangibles, promissory notes, drafts, checks, and other evidence of the Borrower's right to the payment of money arising from sale, lease, rental or use of the Database. All of the foregoing whether now or hereafter acquired and all proceeds thereof are collectively referred to herein as the "Collateral"

                  b. Borrower shall perfect the security interests created by the Security Agreement by (1) executing and delivering such financing statements, instruments, assignments, and documents as Lender may, from time to time, deem reasonably necessary or desirable, and (2) doing such acts as Lender may, from time to time, deem reasonably necessary or desirable. Borrower consents to Lender filing all financing statements covering the Collateral as Lender deems reasonably necessary and desirable.

         1.8 Method of Payment. Borrower shall make each payment on the Note to Lender not later than 2:00 p.m. (central time) on the date when due in immediately available funds. Whenever any payment to be made under the Note shall be stated to be due on a Saturday, Sunday, or a public holiday, such payment shall be made on the next succeeding business day, and the extension of time shall be included in the computation of the payment of interest. Payment of the Note will be deemed made when actually received by Lender.

         1.9 Place of Payment. Lender designates Riata Energy, Inc., c/o N. Malone Mitchell 3rd, 701 Park Place, Amarillo, Texas, 79101, for funding and receiving payments on the Loan and may change such address from time to time by giving notice of such change to Borrower. Payments are to be made to Lender in care of N. Malone Mitchell 3rd.

         1.10 Loan Documents. The term "Loan Documents," as used in this Agreement, shall mean this Agreement, the Note, the Security Agreement, and all other instruments executed by the Borrower that evidence, secure or relate to the Loan or any part of the Loan.

                                    SECTION 2
                              CONDITIONS PRECEDENT

         2.1 Condition Precedent to Initial Advance. The obligation of Lender to make the initial advance is subject to the condition precedent set forth below:

                  a. Lender has received on or before the day of the advance each of the following, in form and substance satisfactory to Lender and its counsel:

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                           (i)      The executed Note;

                           (ii)     The executed Security Agreement; and

                           (iii) Such other documents, instruments, and certificates as Lender may reasonably require.

                  b. Borrower has executed documents providing Lender:

                           (i) First right of refusal to purchase the Borrower's Database; and

                           (ii) First right of refusal to participate in any prospect generated by Borrower, whether directly or through the efforts of Great Basin.

                  c. Lender obtaining a consulting agreement from Great Basin [for consideration to be negotiated with Great Basin Exploration Consultants, Inc. ("Great Basin")] to provide exclusive services to Borrower and Lender with respect to Borrower's Database;

                  d. Borrower's agreement to physically transfer Borrower's Database to Amarillo, Texas, as soon as is reasonably practical, and agreement to allow Lender's designated agent(s) in Amarillo, Texas, access to Borrower's Database;

                  e. Agreement of Borrower's principal, Bruce Decker, to enter into a long-term (minimum of 3 years) consulting agreement with Borrower and Lender, to manage Borrower's Database and solicit prospects generated from Borrower's Database, which agreement is assignable and will remain in effect in the event Lender forecloses, or otherwise acquires, Borrower's Database.

                  f. Each of Borrower, Bruce Decker, Great Basin, and the principals of Great Basin have executed Confidentiality Agreement as may be reasonably required by Lender(either as a separate document, or as part of other Agreements contemplated herein).

         2.2 Conditions Precedent to All Advances. The obligation of Lender to make each advance (including the initial advance and final advance) shall be subject to the additional conditions precedent that on the date of the advance:

                  a. Lender has received, on or before the date of the advance,(i) a financial report comparing actual year-to-date operating expenses of Borrower to the Operating Budget, and (ii) such other documents, instruments, and reports as Lender may reasonably require;

                  b. The representations and warranties contained in this Agreement are correct on and as of the date of the advance; and

                  c. No event of default has occurred and is continuing or would result from the advance.

                                    SECTION 3
                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Lender that:

         3.1 Organization and Good Standing. Borrower is duly organized, validly existing, and in good standing under the applicable laws of the state of its incorporation or creation as a corporation, limited liability company, partnership, or legal entity, as the case may be, and is qualified to do business and is in good standing in the states where it transacts business, with full power and authority to transact the business in which it is now engaged and to enter into this Agreement.

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         3.2 Power and Authority. The execution, delivery, and performance by
Borrower of its obligations under the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not:

                  a. Require any additional consent or approval of the members, managers, partners, stockholders, board of directors, or officers of Borrower;

                  b. Contravene the charter or governing corporate documents of Borrower;

                  c. Violate any provision of any law, rule, regulation, order, judgment, or injunction presently in effect having applicability to Borrower;

                  d. Result in the breach of or constitute a default under any indenture, agreement, or instrument to which Borrower is a party or by which Borrower or its properties may be bound or affected; or

                  e. Result in or require the creation or imposition of any lien or encumbrance upon or with respect to any of the properties now owned or hereafter acquired by Borrower, except as created by the Loan Documents.

         3.3 Enforceability. The Loan Documents to which Borrower is a party constitute legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

         3.4 Other Agreements. Borrower is not subject to any corporate or partnership restriction that could have a material adverse effect on the business, properties, assets, operations, or condition (financial or otherwise) of Borrower, or the ability of Borrower to carry out its obligations under the Loan Documents to which it is a party.

         3.5 Litigation. There is no pending or threatened action or proceeding against or affecting Borrower before any court, governmental agency, or arbitrator.

         3.6 Ownership and Liens. Borrower has title to, or valid leasehold interests in, all of its property and assets, real and personal, and none of the Collateral is subject to any lien, security interest or encumbrance, except in favor of Lender.

                                    SECTION 4
                            COVENANTS OF THE BORROWER

         Borrower covenants and agrees as follows:

         4.1 Financial Statements; Information. Borrower shall furnish such information concerning Borrower, financial or otherwise, as Lender may reasonably request from time to time.

         4.2 Right of Inspection. At any reasonable time and from time to time, Borrower shall permit Lender or any agent or representative of Lender to (a) examine and make copies of and abstracts from the books and records of Borrower,
(b) visit the properties of Borrower, and (c) discuss the affairs, finances, and accounts of Borrower with any of Borrower's officers, agents, or independent accountants.

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         4.3 Maintenance of Insurance. Borrower shall maintain, or cause to be maintained, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such insurable risks as are required by Lender.

         4.4 Notice of Litigation. Borrower shall promptly furnish to Lender notice of all actions, suits, and proceedings affecting Borrower before any court or governmental agency.

         4.5 Liens. Borrower shall not create, incur, assume, or suffer to exist, any lien, security interest, or encumbrance in the Collateral, whether arising by agreement, under any statute or law, or otherwise, except liens in favor of Lender.

         4.6 Compliance With Laws and Regulations. Borrower shall comply in all material respects with all applicable laws, rules, regulations, and orders, including, without limitation, all laws in the States of Texas, Colorado, and Nevada relating to the Collateral.

         4.7 Reports of Default. As soon as possible after the occurrence of an Event of Default (hereinafter defined) or an event which, with the passage of time or the giving of notice, or both, would constitute an Event of Default, Borrower shall furnish to Lender written notice setting forth the details of the event and the action that Borrower proposes to take with respect to the event.

         4.8 Further Assurances and Documentation. Borrower shall execute and deliver any and all instruments, documents, certificates, opinions, and assurances and do any and all other acts as Lender may, from time to time, deem reasonably necessary or desirable in connection with this Agreement or any of the other Loan Documents to which Borrower is a party.

                                    SECTION 5
                              DEFAULTS AND REMEDIES

         5.1 Events of Default. An "Event of Default" shall exist if any one or more of the following events (hereinafter collectively referred to as "Events of Default") shall occur and be continuing:

                  a. Borrower should fail to pay the principal of, or interest on, the Note, within five (5) days after it is due and payable;

                  b. Any representation or warranty made or deemed made by Borrower in this Agreement or in any of the other Loan Documents to which Borrower is a party or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document to which it is a party shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

                  c. Borrower shall fail to perform or observe any term, covenant, or agreement contained in any Loan Document to which Borrower is a party (other than the Note) on its part to be performed or observed, and such failure shall continue for ten (10) days following Lender's written notice to Borrower;

                  d. The dissolution or termination of Borrower without the prior written consent of Lender;

                  e. Any Loan Document shall at any time after its execution and delivery: (i) cease to create the rights purported to be created by the Loan Document, or (ii) shall be declared null and void, the validity or enforceability of the Loan Document shall be contested by Borrower, or Borrower shall fail to perform any of its obligations under the Loan Document to which Borrower is a party; or

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

                  f. Any sale, lease, exchange, assignment, conveyance, transfer of possession, or other disposition of all or any portion of the Collateral, without the prior written consent of Lender.

         5.2 Remedies. If an Event of Default occurs and continues, Lender may exercise any one or more of the following rights and remedies, and any other remedy provided in any of the Loan Documents, as Lender in its sole discretion may deem necessary or appropriate:

                  a. Declare the principal of, and all interest then accrued on, the Note and all other liabilities under this Agreement to be due and payable, whereupon the same shall become due and payable without presentment, demand, protest, notice of default, notice of acceleration or notice of intent to accelerate, or other notice of any kind, all of which Borrower expressly waives;

                  b. Reduce any claim to judgment; or

                  c. Without notice of default or demand, pursue and enforce any of Lender's rights and remedies under the Loan Documents, or otherwise provided under any applicable law or agreement.

         5.3 Cessation of Advances. Upon the occurrence of an Event of Default, the obligation of Lender to make Advances on the Note shall, at Lender's option, immediately terminate.

                                    SECTION 6
                                  MISCELLANEOUS

         6.1 Captions. The section and paragraph headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         6.2 Notice. Any notice or demand to Borrower shall be deemed given or served for all purposes when mailed, first class, postage prepaid, addressed to Borrower at the address set forth below, or to any other address Borrower may furnish in writing to Lender for notices.

                           Riata Energy, Inc.
                           ATTN:  N. Malone Mitchell 3rd
                           701 Park Place
                           Amarillo, Texas 79101

                           With copy to:

                           Sprouse Shrader Smith PC
                           ATTN:  Jeffrey G. Shrader
                           801 S. Fillmore, Suite 600
                           Amarillo, Texas 79101

                           Foreland Corporation
                           2201 Civic Circle, Suite 1014
                           Amarillo, Texas  79109

                           With copy to:

                           Bruce Decker
                           2561 South 1560 West, Suite 200
                           Woods Cross, Utah  84087

                           Kruse, Landa & Maycock, LLC
                           ATTN: James R. Kruse
                           50 West Broadway (300 South)
                           Salt Lake City, Utah 84101-2034

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         6.3 Governing Law. The Loan Documents shall be governed by and construed, interpreted, and enforced in accordance with the laws of the State of Texas and the applicable federal laws of the United States of America.

         6.4 Whole Agreement. This Agreement constitutes the entire agreement by and between Lender and Borrower with respect to the matters covered by this Agreement, and any and all prior agreements or representations, whether oral or in writing, relating to the same matters, are hereby null and void. No person is authorized to alter, waive, modify, forgive, or in any manner change any provision of any Loan Document orally.

         6.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

         6.6 Gender; Number. Whenever the context of this Agreement requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural, and vice versa.

         6.7 No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right, power, or remedy under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any of the Loan Documents preclude any other or further exercise of the right or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

         6.8 Maximum Interest Rate. It is expressly stipulated and agreed to be the intent of the Borrower and Lender at all times to comply with the applicable Texas law governing the maximum rate or amount of interest payable on or in connection with the Note (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note or under any other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Note, or if acceleration of the maturity of the Note or if any prepayment by the Borrower results in the Borrower having paid any interest in excess of that permitted by law, then it is the Borrower's and Lender's express intent that all excess amounts theretofore collected by Lender be credited on the principal balance of the Note (or, if the Note has been or would thereby be paid in full, refunded to the Borrower), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible under the Note reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Note. The right to accelerate the maturity of the Note does not include the right to accelerate any interest which has not otherwise accrued on the date of the acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the indebtedness evidenced by the Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of the

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indebtedness until payment in full so that the rate or amount of interest on account of the indebtedness does not exceed the applicable usury ceiling. In no event shall the provisions of Chapter 15 of the Texas Consumer Protection Code (TEX. REV. CIV. STAT. ANN. art. 5069-15.01, et seq.) be applicable to the Loan. As used herein, the term "Maximum Rate" shall mean the maximum nonusurious rate of interest which may be lawfully contracted for, charged, taken, reserved, or received by Lender from the Borrower in connection with the Loan under applicable Texas law (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under Texas law).

         6.9 Participations. Lender shall be entitled to sell one or more participations in the Loan from time to time and at any time.


         BORROWER:                       FORELAND CORPORATION,
                                         a Nevada corporation

                                         By:  /s/ Bruce Decker
                                            ---------------------------------
                                            Bruce Decker, President


         LENDER:                         RIATA ENERGY, INC.,
                                         a Texas corporation


                                         By:  /s/ N. Malone Mitchell
                                            ---------------------------------
                                            N. Malone Mitchell 3rd, President

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